UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

COGENT, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50947	95-4305768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Fair Oaks Avenue South Pasadena, California	91030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (626) 799-8090

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 6, 2007, Cogent, Inc. and Northrop Grumman Corporation reached an agreement to settle Cogent’s lawsuit against Northrop Grumman regarding Cogent’s automated fingerprint identification technology. The agreement is subject to negotiation and execution of definitive documents.

Under the terms of the agreement, Northrop Grumman has agreed to pay Cogent $25 million to settle the litigation. Northrop Grumman also has agreed to pay Cogent $15 million for a non-exclusive license to use specified Cogent automated fingerprint identification software in certain existing programs, including IDENT1. Northrop Grumman and Cogent also have agreed to enter into a five-year research and development, service and products agreement, under which Northrop will pay Cogent $20 million for products and services over the term of the agreement.

On September 10, 2007, Cogent issued a press release announcing the agreement with Northrop Grumman. A copy of the press release is attached hereto as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Cogent, Inc., dated September 10, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COGENT, INC.

Date: September 10, 2007	By:	/s/ Paul Kim
Paul Kim
Chief Financial Officer

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